Exhibit 99.1

Colony Credit Real Estate, Inc. Announces

Second Quarter 2019 Financial Results

LOS ANGELES, August 8, 2019 – Colony Credit Real Estate, Inc. (NYSE: CLNC) (“Colony Credit Real Estate” or the “Company”) today announced its financial results for the second quarter ended June 30, 2019.

Kevin P. Traenkle, President and Chief Executive Officer of Colony Credit Real Estate commented, “We are pleased with our second quarter progress towards delivering a stabilized portfolio of core holdings. Originations activity, portfolio rationalization efforts and quarter-over-quarter in-place core earnings growth all continue on a positive trajectory, despite deterioration in market conditions during the quarter impacting select non-core, low-yielding positions within our portfolio.”

Mr. Traenkle added, “We have been prioritizing earnings growth through the deployment of our excess liquidity and rotating out of select assets that provided minimal and in some cases no yield. Through new and existing borrower relationships, we’ve committed approximately $1.2 billion in new investments year-to-date and $3.4 billion since listing 18 months ago. Over this short period, this primary focus has resulted in an approximately 20% increase in annualized Core Earnings excluding gains and losses from $170 million to $203 million. Our excess liquidity has been converted primarily into high quality loans and other target assets, generating attractive yields. The focus of management is to deliver a stabilized steady state portfolio by continuing to drive operating results, including new originations, portfolio management and earnings growth.”

Mr. Traenkle continued, “From the onset of launching Colony Credit Real Estate, the plan as articulated has consistently been to rotate out of non-core assets, including the sale of our real estate private equity interests and other opportunistic asset dispositions. Significantly, the Company has reduced its exposure to non-core assets identified at the time of listing by over 50%. Pursuing this portfolio rationalization strategy may impact our interim financial statements; however, we are confident in our ability to execute the transition, continue to grow earnings and close the gap between current share price and net asset value.”

Second Quarter 2019 Significant Developments and Subsequent Events

•

Second quarter 2019 GAAP net loss attributable to common stockholders of $(107.3) million, or $(0.84) per common share, and core earnings of $36.3 million, or $0.28 per diluted share. Excluding $14.5 million of realized losses related to completed foreclosure proceedings under a loan, core earnings of $50.7 million, or $0.39 per diluted share. The Company had previously recorded a $14.5 million loan loss provision at CLNC ownership share in the fourth quarter 2018 in connection with this anticipated foreclosure

•

During the second quarter, recorded $119 million of loan loss provisions at CLNC ownership share related to four separate borrowers and a $10 million impairment of real estate held for investment at CLNC ownership share, resulting from changes in market conditions during the quarter, including a reduction in the estimated holding period

•	GAAP book value of $2.6 billion, or $19.70 per diluted share, as of June 30, 2019

•	Undepreciated book value of $2.7 billion, or $20.72 per diluted share, as of June 30, 2019

•

Declared and paid a monthly cash dividend of $0.145 per share of Class A common stock for April, May and June 2019. The dividend represents an annualized dividend of $1.74 per share of common stock, equating to an 11.1% annualized dividend yield based on the $15.65 closing price on August 6, 2019

•	Subsequent to quarter end, the Company’s Board of Directors declared a monthly cash dividend of $0.145 per share of common stock for July and August 2019

•	During the second quarter, allocated and initially funded $750 million and $616 million of capital, respectively, across eight investments

•

During the second quarter, executed two master repurchase facility amendments to allow for European investments concurrent with a $200 million total upsize; total master repurchase facility available of approximately $0.8 billion as of August 6, 2019

•	Subsequent to quarter end, allocated and initially funded an additional $234 million and $107 million of capital, respectively, across four investments

•

To date, received approximately $121 million of cash proceeds from the sale of approximately 89% interest in real estate private equity funds, with approximately $21 million remaining and expected to be received in the third quarter

•

Subsequent to quarter end, sold a CMBS B-piece at a premium to 3/31/19 fair market value, which resulted in approximately $33 million in proceeds and an $4 million realized gain that will be recognized in the third quarter 2019

•	As of August 6, 2019, total corporate liquidity of approximately $383 million through cash-on-hand and availability under the corporate revolving credit facility

Common Stock and Operating Partnership Units

On February 1, 2019, all Class B-3 common stock converted to Class A common stock (the “common stock”). As of August 6, 2019, the Company had approximately 128.5 million shares of common stock outstanding and the Company’s operating partnership had approximately 3.1 million operating partnership units (“OP units”) outstanding held by members other than the Company or its subsidiaries.

Dividend Announcement

The Company’s Board of Directors declared a monthly cash dividend of $0.145 per share of common stock (the “common stock”) (i) for the monthly period ended April 30, 2019, which was paid on May 10, 2019, to stockholders of record on April 30, 2019, (ii) for the monthly period ended May 31, 2019, which was paid on June 10, 2019, to stockholders of record on May 31, 2019, and (iii) for the monthly period ended June 30, 2019, which was paid on July 15, 2019, to stockholders of record on June 30, 2019.

Subsequent to the end of the second quarter, the Company’s Board of Directors declared a monthly cash dividend of $0.145 per share of common stock (i) for the monthly period ended July 31, 2019, which will be paid on August 9, 2019, to stockholders of record on July 31, 2019 and (ii) for the monthly period ending August 31, 2019, which will be paid on September 10, 2019, to stockholders of record on August 31, 2019.

Non-GAAP Financial Measures and Definitions

Core Earnings

We present Core Earnings, which is a non-GAAP supplemental financial measure of our performance. We believe that Core Earnings provides meaningful information to consider in addition to our net income and cash flow from operating activities determined in accordance with accounting principles generally accepted in the United States (“U.S. GAAP” or “GAAP”). This supplemental financial measure helps us to evaluate our performance excluding the effects of certain transactions and U.S GAAP adjustments that we believe are not necessarily indicative of our current portfolio and operations. We also use Core Earnings to determine the incentive fees we pay to our Manager. For information on the fees we pay our Manager, see Note 11, “Related Party Arrangements” to our consolidated financial statements included in Form 10-Q to be filed with the U.S. Securities and Exchange Commission (“SEC”). In addition, we believe that our investors also use Core Earnings or a comparable supplemental performance measure to evaluate and compare the performance of us and our peers, and as such, we believe that the disclosure of Core Earnings is useful to our investors.

We define Core Earnings as U.S. GAAP net income (loss) attributable to our common stockholders (or, without duplication, the owners of the common equity of our direct subsidiaries, such as our OP) and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with our formation, (iii) the incentive fee, (iv) acquisition costs from successful acquisitions, (v) depreciation and amortization, (vi) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (vii) one-time events pursuant to changes in U.S. GAAP and (viii) certain material non-cash income or expense items that in the judgment of management should not be included in Core Earnings. For clauses (vii) and (viii), such exclusions shall only be applied after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. Core Earnings reflects adjustments to U.S. GAAP net income to exclude impairment of real estate and provision for loan losses. Such impairment and losses may ultimately be realized, in part or full, upon a sale or monetization of the related investments and such realized losses would be reflected in Core Earnings.

Core Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to U.S. GAAP net income or an indication of our cash flows from operating activities determined in accordance with U.S. GAAP, a measure of our liquidity, or an indication of funds available to fund our cash needs, including our ability to make cash distributions. In addition, our methodology for calculating Core Earnings may differ from methodologies employed by other companies to calculate the same or similar non-GAAP supplemental financial measures, and accordingly, our reported Core Earnings may not be comparable to the Core Earnings reported by other companies.

The Company calculates Core Earnings per share, a non-GAAP financial measure, based on a weighted average number of common shares and operating partnership units (held by members other than the Company or its subsidiaries).

Second Quarter 2019 Conference Call

The Company will conduct a conference call to discuss the financial results on August 8, 2019 at 2:00 p.m. PT / 5:00 p.m. ET. To participate in the event by telephone, please dial (877) 407-0784 ten minutes prior to the start time (to allow time for registration). International callers should dial (201) 689-8560 and use passcode 13691504. The call will also be broadcast live over the Internet and can be accessed on the Shareholders section of the Company’s website at www.clncredit.com. A webcast of the call will be available for 90 days on the Company’s website.

For those unable to participate during the live call, a replay will be available starting August 8, 2019, at 5:00 p.m. PT / 8:00 p.m. ET, through August 15, 2019, at 8:59 p.m. PT / 11:59 p.m. ET. To access the replay, dial (844) 512-2921 (U.S.), and use passcode 13691504. International callers should dial (412) 317-6671 and enter the same conference ID number.

Supplemental Financial Report

A Second Quarter 2019 Supplemental Financial Report will be available on the Company’s website at www.clncredit.com. This information will be furnished to the SEC in a Current Report on Form 8-K.

About Colony Credit Real Estate, Inc.

Colony Credit Real Estate (NYSE: CLNC) is one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE senior mortgage loans, mezzanine loans, preferred equity, debt securities and net leased properties predominantly in the United States. Colony Credit Real Estate is externally managed by a subsidiary of leading global real estate and investment management firm, Colony Capital, Inc. Colony Credit Real Estate is organized as a Maryland corporation that intends to elect to be taxed as a REIT for U.S. federal income tax purposes for its taxable year ending December 31, 2018. For additional information regarding the Company and its management and business, please refer to www.clncredit.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; the Company’s operating results may differ materially from the information presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018; the fair value of the Company’s investments may be subject to uncertainties; the Company’s use of leverage could hinder its ability to make distributions and may significantly impact its liquidity position; given the Company’s dependence on its external manager, an affiliate of Colony Capital, Inc., any adverse changes in the financial health or otherwise of its manager or Colony Capital, Inc. could hinder the Company’s operating performance and return on stockholder’s investment; the ability to realize substantial efficiencies as well as anticipated strategic and financial benefits, including, but not limited to expected returns on equity and/or yields on investments; the Company’s liquidity, including its ability to continue to generate liquidity by more accelerated sales of certain lower yielding and non-core assets; the timing of and ability to deploy available capital; the Company’s ability to maintain or grow the dividend at all in the future; the timing of and ability to complete repurchases of the Company’s stock; the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all; and the impact of legislative, regulatory and competitive changes. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as in Colony Credit Real Estate’s other filings with the Securities and Exchange Commission.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Colony Credit Real Estate is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and Colony Credit Real Estate does not intend to do so.

Investor Relations

Colony Credit Real Estate, Inc.

Addo Investor Relations

Lasse Glassen

310-829-5400

COLONY CREDIT REAL ESTATE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30, 2019 (Unaudited)	December 31, 2018
Assets
Cash and cash equivalents	$59,838	$77,317
Restricted cash	114,127	110,146
Loans and preferred equity held for investment, net	2,398,191	2,020,497
Real estate securities, available for sale, at fair value	249,100	228,185
Real estate, net	1,898,299	1,959,690
Investments in unconsolidated ventures ($53,893 and $160,851 at fair value, respectively)	719,307	903,037
Receivables, net	47,229	48,806
Deferred leasing costs and intangible assets, net	143,521	134,068
Assets held for sale	147,707	—
Other assets	87,209	62,006
Mortgage loans held in securitization trusts, at fair value	3,175,950	3,116,978

Total assets	$9,040,478	$8,660,730

Liabilities
Securitization bonds payable, net	$23,377	$81,372
Mortgage and other notes payable, net	1,257,915	1,173,019
Credit facilities	1,808,790	1,365,918
Due to related party	13,844	15,019
Accrued and other liabilities	133,551	106,187
Intangible liabilities, net	31,367	15,096
Escrow deposits payable	63,146	65,995
Dividends payable	19,088	18,986
Mortgage obligations issued by securitization trusts, at fair value	3,026,282	2,973,936

Total liabilities	6,377,360	5,815,528

Commitments and contingencies
Equity
Stockholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	—	—
Common stock, $0.01 par value per share
Class A, 950,000,000 and 905,000,000 shares authorized, 128,545,190 and 83,410,376 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	1,285	834
Class B-3, no shares authorized, issued and outstanding as of June 30, 2019 and 45,000,000 shares authorized and 44,399,444 shares issued and outstanding as of December 31, 2018	—	444
Additional paid-in capital	2,903,126	2,899,353
Accumulated deficit	(397,398)	(193,327)
Accumulated other comprehensive income (loss)	25,547	(399)

Total stockholders’ equity	2,532,560	2,706,905
Noncontrolling interests in investment entities	69,948	72,683
Noncontrolling interests in the Operating Partnership	60,610	65,614

Total equity	2,663,118	2,845,202

Total liabilities and equity	$9,040,478	$8,660,730

COLONY CREDIT REAL ESTATE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2019	2018
Net interest income
Interest income	$42,073	$36,795
Interest expense	(21,046)	(9,703)
Interest income on mortgage loans held in securitization trusts	38,656	39,496
Interest expense on mortgage obligations issued by securitization trusts	(35,756)	(36,459)

Net interest income	23,927	30,129
Property and other income
Property operating income	64,767	39,477
Other income	434	899

Total property and other income	65,201	40,376
Expenses
Management fee expense	11,357	11,791
Property operating expense	28,140	16,256
Transaction, investment and servicing expense	1,051	3,497
Interest expense on real estate	13,898	9,850
Depreciation and amortization	29,257	23,359
Provision for loan losses	110,258	—
Impairment of operating real estate	10,124	—
Administrative expense (including $2,713 and $1,798 of equity-based compensation expense, respectively)	8,010	6,884

Total expenses	212,095	71,637

Other income (loss)
Unrealized gain on mortgage loans and obligations held in securitization trusts, net	5,549	3,696
Realized loss on mortgage loans and obligations held in securitization trusts, net	—	(2,203)
Other gain (loss), net	(6,062)	10

Income (loss) before equity in earnings of unconsolidated ventures and income taxes	(123,480)	371
Equity in earnings of unconsolidated ventures	12,557	15,661
Income tax benefit (expense)	133	(158)

Net income (loss)	(110,790)	15,874
Net (income) loss attributable to noncontrolling interests:
Investment entities	880	470
Operating Partnership	2,569	(336)

Net income (loss) attributable to Colony Credit Real Estate, Inc. common stockholders	$(107,341)	$16,008

Net income (loss) per common share – basic and diluted	$(0.84)	$0.12

Weighted average shares of common stock outstanding – basic and diluted	128,534	127,887

COLONY CREDIT REAL ESTATE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

GAAP Net Loss to Core Earnings

Three Months Ended June 30, 2019
Net loss attributable to Colony Credit Real Estate, Inc. common stockholders	$(107,341)
Adjustments:
Net loss attributable to noncontrolling interest of the Operating Partnership	(2,569)
Non-cash equity compensation expense	2,713
Transaction costs(1)	478
Depreciation and amortization	29,118
Net unrealized loss:
Provision for loan losses	119,062
Impairment of operating real estate	10,124
Other unrealized loss	883
Provision for loan losses previously adjusted for Core Earnings on loans foreclosed	(14,466)
Adjustments related to noncontrolling interests in investment entities	(1,738)

Core earnings attributable to Colony Credit Real Estate, Inc. common stockholders and noncontrolling interest of the Operating Partnership(2)	$36,264

Core earnings per share(3)	$0.28

Weighted average number of common shares and OP units(3)	131,609

(1)	Represents transaction costs incurred as a result of the formation of Colony Credit Real Estate, Inc.
(2)

Core earnings reflects adjustments to U.S. GAAP net income to exclude impairment of real estate and provision for loan losses. Upon realization of the related investments, such impairment and losses, to the extent realized, would be reflected in core earnings

(3)

The Company calculates core earnings per share, a non-GAAP financial measure, based on a weighted average number of common shares and OP units (held by members other than the Company or its subsidiaries). For the second quarter 2019, the weighted average number of common shares and OP units was approximately 131.6 million

GAAP Book Value to Undepreciated Book Value

	As of June 30, 2019
	Amount	Per Diluted Share(2)
GAAP book value (excluding noncontrolling interests in investment entities)	$2,593,170	$19.70
Accumulated depreciation and amortization(1)	133,455	1.02

Undepreciated book value	$2,726,625	$20.72

Total common shares and OP units outstanding(2)		131,621

(1)	Represents net accumulated depreciation and amortization on real estate investments, including related intangible assets and liabilities
(2)

The Company calculates GAAP book value (excluding noncontrolling interests in investment entities) per share and undepreciated book value per share, a non-GAAP financial measure, based on the total number of common shares and OP units (held by members other than the Company or its subsidiaries) outstanding at the end of the reporting period. As of June 30, 2019, the total number of common shares and OP units outstanding was approximately 131.6 million